EXHIBIT 10.18
                              EMPLOYMENT AGREEMENT

         AGREEMENT made this eighth day of June, 1998, effective as of June 8, 1998 (this "Agreement"), by and between WAVE SYSTEMS CORP., a Delaware corporation, with a principal place of business at 480 Pleasant St., Lee, MA. (hereinafter referred to as "Employer"), and Gerard T. Feeney, an individual residing at 9 Heritage Lane, Andover, MA (hereinafter referred to as "Executive").
         WHEREAS, Employer wishes to retain Executive's skill, knowledge and experience for the management of its operations and Executive wishes to make such skills, knowledge and experience available to Employer;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive hereby agree as follows:

         Section 1.  Employment.

         1.1 Term. Employer shall employ Executive, and Executive shall serve Employer as Senior Vice President, Finance and Administration and Chief Financial Officer, for a term beginning on June 8, 1998 and ending on June 7, 1999, as such date may be extended to the terms of this paragraph (the "Term of Employment"), unless earlier terminated pursuant to the provisions of Section 5 of this Agreement. The Term of Employment shall be automatically extended for consecutive additional periods of one (1) year each unless either Employer or Executive provides written notice to the other of its/his intention not to renew not less than sixty (60) days prior to the expiration of the then current term.

         1.2      Duties.

                  (a) Capacity. During the Term of Employment, Executive shall assume and perform such executive, operational and financial duties and responsibilities commensurate with his position, and Executive shall further assume and perform such other reasonable executive and managerial responsibilities and duties as may be assigned to him hereafter from time to time by the Board of Directors of Employer. Executive shall comply with all applicable employment policies of Employer.

                  (b) Schedule. During the Term of Employment, Executive shall be employed on a full-time basis. Executive's working schedule during the Term of Employment shall correspond with the reasonable requirements of his position.

         1.3 Compensation and Benefits. During the Term of Employment, as compensation for the services to be rendered during such period and the other obligations undertaken by Executive hereunder, Executive shall be entitled to the following compensation:

                  (a) Salary. Employer shall pay to Executive an annual minimum Base Salary of One Hundred and Eighty Five Thousand ($160,000.00) Dollars, payable in accordance with Employer's normal payroll procedures. Said annual minimum Base Salary may be increased from time to time by Employer in the sole and absolute discretion of the Board of Directors of Employer, but shall in no event be reduced by Employer without the prior consent of Executive.

                  (b) Bonuses. Executive shall be entitled to operational bonuses based upon performance. The bonus structure for the initial Term of Employment is set forth on Schedule A attached hereto and incorporated herein. The bonus structure for all future periods shall be subject to determination of Employer, based on similar methods and methodologies to those set forth on Schedule A.
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                  (c) Expenses. During the Term of Employment, Employer shall pay or reimburse Executive for all reasonable and necessary business expenses incurred or paid by him in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation or documentation as may be required by the Board of Directors from time to time.

                  (d) Benefits. During the Term of Employment, Executive shall be entitled to four (4) weeks vacation and other such fringe benefits, including paid holidays, health, life and disability insurances, sick days, personal days, etc. in accordance with such executive benefit plans and policies as have been or may be established by Employer from time to time or which Employer is required to maintain by law.

                  (e) Additional Benefits. In addition to all other benefits provided hereunder, Employer shall pay to Executive the benefits set forth on Schedule B.

         Section 2.  Development of Inventions, Improvements or Know-How.

         2.1 Information. During the Term of Employment, Executive shall keep Employer informed of any and all promotional and advertising materials, catalogs, brochures, plans, customer lists, supplier lists, candidate lists, manuals, handbooks, inventions, discoveries, improvements, trade secrets, secret processes and any technology, know-how or intellectual property made or developed by him, in whole or in part, or conceived of by him, alone or with others, which results from any work he may do for, or at the request of Employer, or which relates in any way to the business operations, activities, research, investigations or obligations of Employer (collectively, the "Confidential Information").

         2.2 Assignment of Rights. Executive, and his heirs, assigns and representatives shall assign, transfer and set over, and do hereby assign, transfer and set over, to Employer, and its successors and assigns, all of his and their right, title and interest in and to any and all Information, and any patents, patent applications, copyrights, trademarks, tradenames or other intellectual property rights relating thereto, provided or conceived by Executive during the Term of Employment.

         Section 3. Non-Disclosure. The Executive shall keep secret and retain in strictest confidence, and shall not use for the Executive's benefit or the benefit of others, except in connection with the business and affairs of the Employer (the "Business"), all Confidential Information and shall not disclose any Confidential Information to anyone outside of the Employer, except for Confidential Information which is at the time of receipt by the Executive, or thereafter becomes, publicly known through no wrongful act of the Executive. The obligations of Executive under this Section 3 shall survive any termination of this Agreement for a period of five (5) years.

         Section 4. Covenant Not To Compete. In consideration of the Employer's obligations hereunder, during the Term of Employment and during the Designated Period (as defined herein), the Executive will not (i) anywhere within North America, engage, directly or indirectly, alone or as a shareholder (other than as a holder of less than five percent (5%) of the common stock of any publicly traded corporation), partner, officer, director, executive or consultant in any other business identified as a direct competitor in the Company's annual Form 10-K; (ii) divert to any competitor of the Employer any customer of the Employer; or (iii) solicit or encourage any officer, executive, employee or consultant of the Employer to leave its employ for employment by or with any competitor of the Employer. If at any time the provisions of this Section 4 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 4 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive agrees that this Section 4 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. The term "Designated Period" shall mean a period of two (2) years immediately following any termination of this Agreement and/or Executive's employment hereunder, whether voluntary or involuntary and regardless of the reason for termination.

         Section 5.  Termination of Agreement.
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         5.1.     Right to Terminate.

                  (a) Death. This Agreement shall terminate immediately upon Executive's death.

                  (b) Disability. In the event that Executive, because of accident, disability or physical or mental illness, is incapable of performing his duties hereunder, unless otherwise prohibited by applicable law, Employer shall have the right to terminate Executive's employment hereunder upon thirty (30) days prior written notice to Executive. For purposes of this Section 5.1(b), Executive shall be deemed to have become incapable of performing his duties hereunder if he shall have been incapable of so doing for (i) a continuous period of one hundred eighty (180) days and remains so incapable at the end of such one hundred eighty (180) day period; or (ii) periods amounting in the aggregate to one hundred eighty (180) days within any one period of three hundred sixty-five (365) days and remains so incapable at the end of such aggregate period of one hundred eighty (180) days.

                  (c) Cause. Employer shall have the right to terminate Executive's employment hereunder for cause immediately without prior notice to Executive. The term "cause" shall mean (i) misappropriation of material business opportunity, (ii) fraud, embezzlement, or misappropriation of funds involving assets of Employer or any of their customers, (iii) commission of or conviction with respect to any criminal activity which materially affects Executive's ability to perform his duties or materially harms the reputation of Employer or
         (iv) final written determination by the Board of Directors of Employer after thirty (30) days notice to Executive and the opportunity for Executive to be heard by the Board of Directors of (A) Executive's willful failure or refusal to comply with material and reasonable Board of Directors directives or to render the services required under this Agreement (except in the case of an accident, disability or physical or mental illness) or (B) Executive's material breach of this Agreement.

                  (d) Deemed Termination. Executive shall have the right to terminate this Agreement and resign from his employment with Employer by written notice to Executive within thirty (30) days of the effective date of any material adverse change by Employer in Executive's compensation, responsibility, location of employment, or other material terms of employment except as specifically contemplated herein or within thirty (30) days of the occurrence of a material breach by Employer of the terms and conditions of this Agreement.

                  (e) Other. Employer and Executive shall each have the right to terminate this Agreement and Executive's employment hereunder for any other reason not specified in this Section 5.1, with or without cause, upon thirty (30) days prior written notice to the other party.

                  (f)      Rights and Obligations of Executive Upon Termination.

                           (i) Upon the termination of Executive's employment
                  pursuant to Sections 5.1(a), (b), (c), (d), or (e), of this Agreement, Employer shall not have any further obligation to Executive under this Agreement except (other than as provided in Section 5.1(f)(ii) below) to distribute to Executive his Base Salary due pursuant to Section 1.3(a) hereof (and accrued vacation pay) up to the date of termination.

(ii) In the event of a Deemed Termination as provided for in Section 5.1(d) above or in the event that Executive shall terminate this Agreement and Executive's employment hereunder without cause pursuant to Section 5.1(e) above, Employer agrees (i) to pay to Executive as severance, on the date of such termination, a lump sum payment in an amount equal to one (1) year of the Executive's annual Base Salary then in effect, (ii) and guaranteed portion of bonus, benefits and similar relocation package. However, should you secure employment elsewhere during said period, your severance (other than relocation costs) will stop once work has begun with your new employer. Similar relocation costs will be reimbursed unless you are able to negotiate reimbursement from your new employer. Regardless of securing employment elsewhere, options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to your next anniversary vesting period is reached. Vested Options are to be exercised within 90 days after final vesting date, and (iii) continue the Executive's health insurance and other benefits set forth or on Schedule B for a period equal to the remaining Term of Employment then in effect.

                    (iii) Upon the termination of this Agreement and Executive's employment hereunder, whether voluntary or involuntary, and regardless of the reason for or manner of termination, all of the obligations of Executive under Sections 2.2,3, and 4 shall remain in full force and effect and shall survive the termination of this Agreement to the extent set forth herein.

     Section 6. Miscellaneous.

     6.1 Remedies.

          (a) Injunctions. Inasmuch as any breach of, or failure to comply with, this Agreement will cause serious and substantial damage to Employer, if Executive should in any way breach or fail to comply with the terms of this Agreement, Employer shall be entitled to an injunction restraining Executive from such breach or failure.

          (b) Cumulative Remedies. All remedies of Employer expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Employer shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Employer of monetary damages.

     6.2 Amendment. This Agreement may be amended only by a writing duly executed by the parties hereto.

     6.3 Entire Agreement. This Agreement and any other agreements expressly referred to herein set forth the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

     6.4 Notice. For purposes of this Agreement, notices and communications provided or permitted to be given hereunder shall be deemed to have been given when (i) made by telex, telecopy or facsimile transmission; or (ii) sent by overnight courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid to the parties at their addresses set forth below their signature to this Agreement, or at such other addresses as either may designate in writing as aforesaid from time to time.

     6.5 Assignment. This Agreement is personal as to Executive and shall not be assignable by Executive. Employer may assign its rights under this Agreement to any affiliate or to any other person, firm, corporation, or other entity which may acquire all or substantially all of the business which is now or hereafter conducted by Employer, provided, that any such assignment shall be subject to the express terms and conditions hereof.

     6.6 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

     6.7 Severability. Each section and subsection of this Agreement constitutes a separate and distinct provision hereof. It is the intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provisions shall, without further action by the parties, be automatically amended to affect the original purpose and intent of the invalid, ineffective and unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

         6.8 Waiver. The failure of Employer to insist upon strict adherence to any term of this Agreement on any occasion shall not be construed as a waiver of or deprive Employer of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by Employer must be in writing and signed by a duly authorized representative of Employer other than Executive.

         6.9 Headings. The headings of this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         6.10 Binding Effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       EMPLOYER:
                                       WAVE SYSTEMS CORP.


                                       By:  /s/ Steven Sprague
                                       Steven K. Sprague, President & COO


                                       Address for Notices:

                                       Wave Systems Corp.
                                       480 Pleasant St.
                                       Lee, MA  01238


                                       EXECUTIVE / Employee

                                       By:      /s/ Gerard T. Feeney
                                                Name: Gerard T. Feeney
                                                Title: Senior VP, CFO

                                       Address for Notices:

                                       Gerard T. Feeney
                                       Nine Heritage Lane
                                       Andover, MA 01810